The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated March 9, 2018

PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-209682 and 333-209682-01 Dated March , 2018

JPMorgan Chase Financial Company LLC Capped Buffer GEARS

Linked to an Equally Weighted Basket of 15 Stocks due on or about March 26, 2020

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Investment Description

Capped Buffer GEARS (Growth Enhanced Asset Return Securities), which we refer to as the “Securities,” are unsecured and unsubordinated debt securities issued by JPMorgan Chase Financial Company LLC (“JPMorgan Financial”), the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., with a return linked to the performance of an equally weighted basket (the “Basket”) of the common stocks or common shares of fifteen specific companies, as specified below (each, an “Underlying”). If the Basket Return is positive, JPMorgan Financial will repay your principal amount at maturity plus pay a return equal to the Basket Return times the Upside Gearing of 1.50, up to the Maximum Gain of between 15.50% and 17.85%, which will be finalized on the Trade Date and provided in the pricing supplement. If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold (90.00% of the Initial Basket Value), JPMorgan Financial will repay your principal amount at maturity. However, if the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will repay less than your principal amount at maturity, resulting in a loss of 1% of your principal amount for every 1% that the Basket has declined by more than the Buffer. The closing price of each Underlying is subject to adjustments, in the sole discretion of the calculation agent, in the case of certain corporate events described in the accompanying product supplement under “The Underlyings — Underlying Stocks — Anti-Dilution Adjustments” and “The Underlyings — Underlying Stocks — Reorganization Events.” Investing in the Securities involves significant risks. You may lose up to 90% of your principal amount. You will not receive dividends or other distributions paid on any Underlying, and the Securities will not pay interest. The downside market exposure to the Basket is buffered only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Financial as issuer of the Securities, and the creditworthiness of JPMorgan Chase & Co., as guarantor of the Securities. If JPMorgan Financial and JPMorgan Chase & Co. were to default on their payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates

❑   Enhanced Growth Potential Subject to Maximum Gain — At maturity, the Upside Gearing feature will provide leveraged exposure to any positive performance of the Basket, up to the Maximum Gain of between 15.50% and 17.85%, which will be finalized on the Trade Date and provided in the pricing supplement. If the Basket Return is negative, investors may be exposed to the negative Basket Return at maturity, subject to the buffer.

❑  Buffered Downside Market Exposure — If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, JPMorgan Financial will repay your principal amount at maturity. However, if the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will repay less than your principal amount, resulting in a loss of 1% of your principal amount for every 1% that the Basket has declined by more than the Buffer. You may lose up to 90% of your principal amount. The downside market exposure to the Basket is subject to the Buffer only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Financial and JPMorgan Chase & Co.

Trade Date[1]	March 23, 2018
Original Issue Date (Settlement Date)[1]	March 29, 2018
Final Valuation Date[2]	March 23, 2020
Maturity Date[2]	March 26, 2020

[1]     Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and/or the Maturity Date will be changed so that the stated term of the Securities remains the same. See “Supplemental Plan of Distribution for more details on the expected Settlement Date.

[2]     Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement.

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN FINANCIAL IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES MAY HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET, SUBJECT TO THE BUFFER. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN FINANCIAL FULLY AND UNCONDITIONALLY GUARANTEED BY JPMORGAN CHASE & CO. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-10 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE UP TO 90% OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

Security Offering

We are offering Capped Buffer GEARS linked to the an equally weighted basket of the 15 stocks specified below. The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof. The return on the Securities is subject to, and will not exceed, the Maximum Gain. The Maximum Gain and Initial Values will be finalized on the Trade Date and provided in the pricing supplement. The actual Maximum Gain will not be less than the bottom of the range listed below, but you should be willing to invest in the Securities if the Maximum Gain were set equal to the bottom of that range.

Underlyings	Bloomberg Ticker	Stock Weight	Initial Price	Upside Gearing	Maximum Gain	Initial Basket Value	Downside Threshold	Buffer	CUSIP	ISIN
Class A common stock of Comcast Corporation	CMCSA	1/15			$15.50% to 17.85%	100	90, which is 90.00% of the Initial Basket Value	10.00%	48129L538	US48129L5387
Common stock of Dollar General Corporation	DG	1/15	$
Common stock of The Home Depot, Inc.	HD	1/15	$
Common stock of O’Reilly Automotive, Inc.	ORLY	1/15	$
Common shares of PulteGroup, Inc.	PHM	1/15	$
Class P common stock of Kinder Morgan, Inc.	KMI	1/15	$
Common stock of The Charles Schwab Corporation	SCHW	1/15		$1.50
Common stock of CSX Corporation	CSX	1/15	$
Common stock of T. Rowe Price Group, Inc.	TROW	1/15	$
Common stock of UnitedHealth Group Incorporated	UNH	1/15	$
Common stock of Centene Corporation	CNC	1/15	$
Common stock of CVS Health Corporation	CVS	1/15	$
Common stock of Norfolk Southern Corporation	NSC	1/15	$
Common Stock of Southwest Airlines Co.	LUV	1/15	$
Common Stock of Exelon Corporation	EXC	1/15	$

See “Additional Information about JPMorgan Financial, JPMorgan Chase & Co. and the Securities” in this pricing supplement. The Securities will have the terms specified in the prospectus and the prospectus supplement, each dated April 15, 2016, product supplement no. UBS-1-I dated April 15, 2016 and this pricing supplement. The terms of the Securities as set forth in this pricing supplement, to the extent they differ or conflict with those set forth in the accompanying product supplement, will supersede the terms set forth in that product supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, the accompanying prospectus supplement and the accompanying product supplement. Any representation to the contrary is a criminal offense.

	Price to Public[1]		Fees and Commissions[2]		Proceeds to Issuer
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to an Equally Weighted Basket of 15 Stocks		$10.00		$0.20		$9.80

[1]	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the Securities.
[2]	UBS Financial Services Inc., which we refer to as UBS, will receive selling commissions from us that will not exceed $0.20 per $10.00 principal amount Security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement, as supplemented by “Supplemental Plan of Distribution” in this pricing supplement.

If the Securities priced today and assuming a Maximum Gain equal to the middle of the range listed above, the estimated value of the Securities would be approximately $9.785 per $10 principal amount Security. The estimated value of the Securities, when the terms of the Securities are set, will be provided in the pricing supplement and will not be less than $9.60 per $10 principal amount Security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

UBS Financial Services Inc.

Additional Information about JPMorgan Financial, JPMorgan Chase & Co. and the Securities

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Securities are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Product supplement no. UBS-1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012642/crt-dp64836_424b2.pdf

t	Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, the “Issuer,” “JPMorgan Financial,” “we,” “us” and “our” refer to JPMorgan Chase Financial Company LLC.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each Underlying is an “Underlying Stock.”

Investor Suitability

The Securities may be suitable for you if, among other considerations:

t   You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of your principal amount.

t    You can tolerate a loss of a substantial portion of your investment and are willing to make an investment that may have similar downside market risk as a hypothetical investment in the Basket, subject to the Buffer.

t   You believe the level of the Basket will increase over the term of the Securities and that the appreciation is unlikely to exceed an amount equal to the bottom of the range indicated on the cover hereof (the actual Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the range indicated on the cover hereof).

t   You understand and accept that your potential return is limited by the Maximum Gain and you would be willing to invest in the Securities if the Maximum Gain were set equal to the bottom of the range indicated on the cover hereof.

t   You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

t   You do not seek current income from your investment and are willing to forgo dividends paid on the Underlyings.

t   You are willing and able to hold the Securities to maturity.

t   You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to trade the Securities.

t   You understand and accept the risks associated with the Underlyings.

t   You are willing to assume the credit risks of JPMorgan Financial and JPMorgan Chase & Co. for all payments under the Securities, and understand that if JPMorgan Financial and JPMorgan Chase & Co. default on their obligations, you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

t   You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of your principal amount.

t   You require an investment designed to provide a full return of principal at maturity.

t   You cannot tolerate a loss of a substantial portion of your investment, or you are not willing to make an investment that may have similar downside market risk as a hypothetical investment in the Basket, subject to the Buffer.

t   You believe the level of the Basket will decline over the term of the Securities and is likely to close below the Downside Threshold on the Final Valuation Date, or you believe the Basket will appreciate over the term of the Securities by more than the Maximum Gain indicated on the cover hereof (the actual Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the range indicated on the cover hereof).

t   You seek an investment that has unlimited return potential without a cap on appreciation.

t   You would be unwilling to invest in the Securities if the Maximum Gain were set equal to the bottom of the range indicated on the cover hereof.

t   You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

t   You seek current income from your investment or prefer not to forgo dividends paid on the stocks included in the Underlyings.

t   You are unwilling or unable to hold the Securities to maturity or seek an investment for which there will be an active secondary market.

t   You do not understand or accept the risks associated with the Underlyings.

t   You are not willing to assume the credit risks of JPMorgan Financial and JPMorgan Chase & Co. for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” section of this pricing supplement and the “Risk Factors” section of the accompanying product supplement for risks related to an investment in the Securities. For more information on the Underlyings, please see the section titled “The Underlyings” below.

Indicative Terms
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Issue Price:	$10.00 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Principal Amount:	$10.00 per Security. The payment at maturity will be based on the principal amount.
Basket:	The Securities are linked to an equally weighted basket (the “Basket”) of the common stocks or common shares of fifteen specific companies (each, an “Underlying”). The Underlyings, along with their respective weightings (each, a “Basket Weight”), are set forth below.

Underlying Stock	Basket Weight
Class A common stock of Comcast Corporation	1/15
Common stock of Dollar General Corporation	1/15
Common stock of The Home Depot, Inc.	1/15
Common stock of O’Reilly Automotive, INC.	1/15
Common shares of PulteGroup, Inc.	1/15
Class P common stock of Kinder Morgan, Inc.	1/15
Common stock of The Charles Schwab Corporation	1/15
Common stock of CSX Corporation	1/15
Common stock of T. Rowe Price Group, Inc.	1/15
Common stock of UnitedHealth Group Incorporated	1/15
Common stock of Centene Corporation	1/15
Common stock of CVS Health Corporation	1/15
Common stock of Norfolk Southern Corporation	1/15
Common Stock of Southwest Airlines Co.	1/15
Common Stock of Exelon Corporation	1/15

Term1:	Approximately 2 years
Payment at Maturity (per $10 principal amount Security):

If the Basket Return is positive, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10 + ($10 × Basket Return × Upside Gearing)

provided, however, that in no event will JPMorgan Financial pay you at maturity an amount greater than:

$10 + ($10 × Maximum Gain)

If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, JPMorgan Financial will pay you a cash payment at maturity of $10 per $10 principal amount Security.

If the Basket Return is negative, and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10 + [$10 × (Basket Return + Buffer)]

In this scenario, you will lose 1% of your principal amount for every 1% that the Basket has declined by more than the Buffer. You may lose up to 90% of your principal amount.

Basket Return:	(Final Basket Value – Initial Basket Value) Initial Basket Value
Upside Gearing	1.50
Maximum Gain:	15.50% to 17.85%. The actual Maximum Gain will be\

1 See footnote 1 under “Key Dates” on the front cover

2 The closing price and the Stock Adjustment Factor of each Underlying Stock are subject to adjustments, in the sole discretion of the calculation agent, in the case of certain corporate events described in the accompanying product supplement no.1-I under

“The Underlyings – Underlying Stocks – Anti-Dilution Adjustments” and “The Underlyings – Underlying Stocks – Reorganization Events.”

finalized on the Trade Date and provided in the pricing supplement and will not be less than 15.50%.
Initial Basket Value:	Set equal to 100 on the Trade Date
Final Basket Value:	The closing level of the Basket on the Final Valuation Date
Closing level of the Basket:	The closing level of the Basket on any day will be calculated as follows: 100 × [1 + sum of (Underlying Return of each Underlying × Basket Weight of that Underlying)]
Initial Price:	With respect to each Underlying, the closing price of one share of that Underlying on the Trade Date
Final Price:	With respect to each Underlying, the closing price[2] of one share of that Underlying on the Final Valuation Date
Stock Adjustment Factor[2]	With respect to each Underlying, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Underlying. The Stock Adjustment Factor for each Underlying is set initially at 1.0 on the Trade Date.
Underlying Return:	With respect to each Underlying, (Final Value – Initial Value) Initial Value
Downside Threshold:	90.00% of the Initial Basket Value, as specified on the cover of this pricing supplement
Buffer:	10.00%, if held to maturity

Investment Timeline

Trade Date	The closing price of one share of each Underlying is observed, the Initial Basket Value is set equal to 100, the Downside Threshold is determined and the Maximum Gain is finalized.

Maturity Date

The Final Value of each Underlying, the Final Basket Value and the Basket Return are determined.

If the Basket Return is positive, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10 + ($10 × Basket Return ×
Upside Gearing),

provided, however, that in no event will JPMorgan Financial pay you at maturity an amount greater than:

$10 + ($10 × Maximum Gain)

If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, JPMorgan Financial will pay you a cash payment at maturity of $10 per $10 principal amount Security.

If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10 + [$10 × (Basket Return + Buffer)]

Under these circumstances, you may lose up to 90% of your principal amount.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE UP TO 90% OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. IF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. WERE TO DEFAULT ON THEIR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What Are the Tax Consequences of the Securities?

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. UBS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2019 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the Securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the Securities.

Based on certain factual assumptions and representations received from us, our special tax counsel is of the opinion that withholding under Sections 897 and 1445 of the Code and the regulations thereunder should not be imposed on proceeds paid to non-U.S. investors with respect to the Securities, although it is possible that we may decide (or that the IRS could argue) that we are required to withhold.

Withholding under legislation commonly referred to as “FATCA” may (if the Securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Securities, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a Security. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket or any or all of the Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

Risks Relating to the Securities Generally

t	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Securities . If the Basket Return is negative, we will pay you the principal amount of your Securities in cash only if the Final Basket Value has not declined below the Downside Threshold. If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, you will lose 1% of your principal amount for every 1% that the Basket has declined by more than the Buffer. Accordingly, you could lose up to 90% of your principal amount.

t	Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the Issuer, JPMorgan Chase Financial Company LLC, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. The Securities will rank pari passu with all of our other unsecured and unsubordinated obligations, and the related guarantee JPMorgan Chase & Co. will rank pari passu with all of JPMorgan Chase & Co.’s other unsecured and unsubordinated obligations. The Securities and related guarantees are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Financial and JPMorgan Chase & Co. to satisfy their obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Financial and JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Financial and JPMorgan Chase & Co. were to default on their obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

t	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Securities. If these affiliates do not make payments to us and we fail to make payments on the Securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

t	The Appreciation Potential of the Securities Is Limited by the Maximum Gain — The appreciation potential of the Securities is limited by the Maximum Gain. The Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the range indicated on the front cover of this pricing supplement. Accordingly, the appreciation potential of the Securities will be limited by the Maximum Gain even if the Basket Return times the Upside Gearing is greater than the Maximum Gain.

t	The Upside Gearing Applies Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Upside Gearing or the Securities themselves, and the return you realize may be less than the product of the performance of the Basket and the Upside Gearing and may be less than the Basket’s return, even if that return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Upside Gearing, subject to the Maximum Gain, only if you hold your Securities to maturity.

t	The Downside Market Exposure to the Basket Is Buffered Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities in the secondary market, if any, prior to maturity, you may have to sell them at a loss relative to your initial investment even if the closing level of the Basket is above the Downside Threshold. If you hold the Securities to maturity, JPMorgan Financial will repay your principal amount as long as the Final Basket Value is not below the Downside Threshold. However, if the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, JPMorgan Financial will repay less than your principal amount at maturity resulting in a loss of 1% of your principal amount for every 1% that the Basket has declined by more than the Buffer.

t	No Interest Payments — JPMorgan Financial will not make any interest payments to you with respect to the Securities.

t	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the Securities when the terms of the Securities are set, which we refer to as the estimated value of the Securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

t	The Probability That the Final Basket Value Will Fall Below the Downside Threshold on the Final Valuation Date Will Depend on the Volatility of the Underlyings — “Volatility" refers to the frequency and magnitude of changes in the level of the Basket. Greater expected volatility with respect to the Basket reflects a higher expectation as of the Trade Date that the Basket could close below the Downside Threshold on the Final Valuation Date, resulting in the loss of some or most of your investment. However, the Basket’s volatility can change significantly over the term of the Securities. The level of the Basket could fall sharply, which could result in a significant loss of principal.

t	The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the Securities is only an estimate determined by reference to several factors. The original issue price of the Securities will exceed the estimated value of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. See “The Estimated Value of the Securities” in this pricing supplement.

t	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the Securities is determined by reference to internal pricing models of our affiliates when the terms of the Securities are set. This estimated value of the Securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Securities that are greater than or less than the estimated value of the Securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

t	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the Securities is based on, among other things, our and our affiliates’ view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See “The Estimated Value of the Securities” in this pricing supplement.

t	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).

t	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities. As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.

The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity. See “— Lack of Liquidity” below.

t	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the Securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the Securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of each of the Underlyings, including:

t	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

t	customary bid-ask spreads for similarly sized trades;

t	our internal secondary market funding rates for structured debt issuances;

t	the actual and expected volatility in the price of one share of each of the Underlyings;

t	the time to maturity of the Securities;

t	the dividend rates on the Underlyings;

t	the actual or expected positive or negative correlation among the Underlyings, or the actual or expected absence of any such correlation;

t	the occurrence of certain events affecting the issuer of an Underlying that may or may not require an adjustment to the applicable Stock Adjustment Factor, including a merger or acquisition;

t	interest and yield rates in the market generally; and

t	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.

t	Correlation (or Lack of Correlation) of the Underlyings — Changes in the prices of the Underlyings may not correlate with each other. At a time when the price of one or more Underlyings increase, the price of one or more other Underlyings may not increase as much or may even decline. Therefore, in calculating the closing level of the Basket, an increase in the price of one or more of the Underlyings may be moderated, or more than offset, by a lesser increase or decline in the price of one or more other Underlyings. In addition, high correlation of movements in the prices of the Underlyings during periods of negative returns among the Underlyings could have an adverse effect on any payment on the Securities.

t	No Dividend Payments or Voting Rights in the Underlyings — As a holder of the Securities, you will not have any ownership interest or rights in any Underlying, such as voting rights or dividend payments. In addition, the issuer of each Underlying will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of that Underlying and the Securities.

t	No Affiliation with the Issuers of the Underlyings — We are not affiliated with the issuers of the Underlyings. We have not independently verified the information about the Underlyings or the issuers of the Underlyings contained in this pricing supplement. You should make your own investigation into the Underlyings and the issuers of the Underlyings. We are not responsible for the public disclosure of information by the issuers of the Underlyings, whether contained in SEC filings or otherwise.

t	Historical Performance of the Basket Should Not Be Taken as an Indication of the Future Performance of the Basket During the Term of the Securities — The actual performance of the Basket over the term of the Securities may bear little relation to the historical performance of the Basket. The future performance of the Basket may differ significantly from its historical performance. It is impossible to predict whether the level of the Basket will rise or fall. We cannot give you assurance that the performance of the Basket will not adversely affect any payment on the Securities.

t	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.

t	Anti-Dilution Protection Is Limited and May Be Discretionary — Although the calculation agent will adjust the closing price and the Stock Adjustment Factor of an Underlying for certain corporate events (such as stock splits and stock dividends) affecting that Underlying, the calculation agent is not required to make an adjustment for every corporate event that can affect that Underlying. If an event occurs that does not require the calculation agent to make these adjustments, the market value of your Securities and any payment on the Securities may be materially and adversely affected. You should also be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from what is described in the accompanying product supplement as it deems necessary to ensure an equitable result. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the Securities in making these determinations.

t	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold the Underlyings and could affect the prices of the Underlyings, and therefore the Basket and the market value of the Securities.

t	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.

t	Potential JPMorgan Financial Impact on the Level of an Underlying — Trading or transactions by JPMorgan Financial or its affiliates in the Underlyings or in futures, options or other derivatives products on the Underlyings may adversely affect the market values of the Underlyings and, therefore, the market value of the Securities.

t	The Final Terms and Valuation of the Securities Will Be Finalized on the Trade Date and Provided in the Pricing Supplement — The final terms of the Securities will be based on relevant market conditions when the terms of the Securities are set and will be finalized on the Trade Date and provided in the pricing supplement. In particular, each of the estimated value of the Securities and the Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement, and each may be as low as the applicable minimum set forth on the cover of this pricing supplement. Accordingly, you should consider your potential investment in the Securities based on the minimums for the estimated value of the Securities and the Maximum Gain.

Hypothetical Examples and Return Table

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The following table and hypothetical examples below illustrate the payment at maturity per $10 principal amount Security for a hypothetical range of Basket Returns from -100.00% to +100.00% on an offering of the Securities linked to a hypothetical Basket, reflect the Initial Basket Value of 100 and assume a hypothetical Downside Threshold of 90, a hypothetical Upside Gearing of 1.50, a hypothetical Maximum Gain of 12.00% and a hypothetical Buffer of 10.00%. For historical data regarding the actual closing prices of the Underlyings, please see the historical information set forth under “The Underlyings” in this pricing supplement. The actual Downside Threshold and Upside Gearing are specified on the cover of this pricing supplement. The actual Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement. The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity may be more or less than the amounts displayed below and will be determined based on the actual terms of the Securities, including the Upside Gearing, the Initial Basket Value, the Downside Threshold and the Maximum Gain to be finalized on the Trade Date and provided in the pricing supplement and the Final Basket Value on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Basket Value	Basket Return (%)	Payment at Maturity ($)	Return at Maturity per $10 issue price (%)
200.00	100.00%	$11.20	12.00%
190.00	90.00%	$11.20	12.00%
180.00	80.00%	$11.20	12.00%
170.00	70.00%	$11.20	12.00%
160.00	60.00%	$11.20	12.00%
150.00	50.00%	$11.20	12.00%
140.00	40.00%	$11.20	12.00%
130.00	30.00%	$11.20	12.00%
120.00	20.00%	$11.20	12.00%
110.00	10.00%	$11.20	12.00%
108.00	8.00%	$11.20	12.00%
106.00	6.00%	$10.90	9.00%
104.00	4.00%	$10.60	6.00%
102.00	2.00%	$10.30	3.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
80.00	-20.00%	$9.00	-10.00%
70.00	-30.00%	$8.00	-20.00%
60.00	-40.00%	$7.00	-30.00%
50.00	-50.00%	$6.00	-40.00%
40.00	-60.00%	$5.00	-50.00%
30.00	-70.00%	$4.00	-60.00%
20.00	-80.00%	$3.00	-70.00%
10.00	-90.00%	$2.00	-80.00%
0.00	-100.00%	$1.00	-90.00%

Example 1 — The level of the Basket increases by 2% from the Initial Basket Value of 100 to the Final Basket Value of 102.

Because the Upside Gearing of 1.50 times the Basket Return of 2% is less than the Maximum Gain of 12.00%, JPMorgan Financial will pay you your principal amount plus a return equal to the Underlying Return times the Upside Gearing, resulting in a payment at maturity of $10.30 per $10 principal amount Security, calculated as follows:

$10.00 + ($10.00 × Basket Return × Upside Gearing)

$10.00 + ($10.00 × 2.00% × 1.50) = $10.30

Example 2— The level of the Basket Increases by 10% from the Initial Basket Value of 100 to the Final Basket Value of 110.

Because the Upside Gearing of 1.50 times the Basket Return of 10% is greater than the Maximum Gain of 12.00%, JPMorgan Financial will pay you your principal amount plus a return equal to the Maximum Gain of 12.00%, resulting in a payment at maturity of $11.20 per $10 principal amount Security, calculated as follows:

$10.00 + ($10.00 × Maximum Gain)

$10.00 + ($10.00 × 12.00%) = $11.20

Example 3 — The level of the Basket decreases by 5% from the Initial Basket Value of 100 to the Final Basket Value of 95.

Because the Basket Return is negative and the Final Basket Value is greater than the Downside Threshold, at maturity, JPMorgan Financial will pay you your principal amount of $10.00 per $10 principal amount Security.

Example 4 — The level of the Basket decreases by 40% from the Initial Basket Value of 100 to the Final Basket Value of 60.

Because the Basket Return is -40% and the Final Basket Value is less than the Downside Threshold of 90, at maturity, JPMorgan Financial will pay you a payment at maturity of $7.00 per $10 principal amount Security, calculated as follows:

$10.00 + [$10.00 × (Basket Return + Buffer)]

$10.00 + [$10.00 × (-40.00% + 10.00%)] = $7.00

If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, investors will lose 1% of their principal amount for every 1% that the Underlying has declined in excess of the Buffer. Investors could lose up to 90% of their principal amount.

The hypothetical returns and hypothetical payments on the Securities shown above apply only if you hold the Securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Hypothetical Examples of Calculations of the Closing Levels of the Basket

The examples below illustrate the hypothetical closing levels of the Basket on the Final Valuation Date under different hypothetical scenarios with the following assumptions (the actual terms will be finalized on the Trade Date and provided in the pricing supplement; amounts have been rounded for ease of reference):

Underlying Stock	Stock Weight	Initial Value
Class A common stock of Comcast Corporation	1/15	$100.00*
Common stock of Dollar General Corporation	1/15	$100.00*
Common stock of The Home Depot, Inc.	1/15	$100.00*
Common stock of O’Reilly Automotive, INC.	1/15	$100.00*
Common shares of PulteGroup, Inc.	1/15	$100.00*
Class P common stock of Kinder Morgan, Inc.	1/15	$100.00*
Common stock of The Charles Schwab Corporation	1/15	$100.00*
Common stock of CSX Corporation	1/15	$100.00*
Common stock of T. Rowe Price Group, Inc.	1/15	$100.00*
Common stock of UnitedHealth Group Incorporated	1/15	$100.00*
Common stock of Centene Corporation	1/15	$100.00*
Common stock of CVS Health Corporation	1/15	$100.00*
Common stock of Norfolk Southern Corporation	1/15	$100.00*
Common Stock of Southwest Airlines Co.	1/15	$100.00*
Common Stock of Exelon Corporation	1/15	$100.00*

 *The actual Initial Values for each Underlying will be based on the closing price of one share of each Underlying on the Trade Date and will be provided in the pricing supplement.  The hypothetical Initial Value for each Underlying of $100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value for any Underlying.  For historical data regarding the actual closing prices of one share of each Underlying, please see the historical information set forth under “The Underlyings”  in this pricing supplement

Example 1 — On the Final Valuation Date, each Underlying closes above its Initial Value.

Underlying	Basket Weight	Initial Value	Final Value	Underlying Return
Class A common stock of Comcast Corporation	1/15	$100.00	$106.00	6.00%
Common stock of Dollar General Corporation	1/15	$100.00	$105.00	5.00%
Common stock of The Home Depot, Inc.	1/15	$100.00	$103.00	3.00%
Common stock of O’Reilly Automotive, INC.	1/15	$100.00	$104.00	4.00%
Common shares of PulteGroup, Inc.	1/15	$100.00	$104.00	4.00%
Class P common stock of Kinder Morgan, Inc.	1/15	$100.00	$107.00	7.00%
Common stock of The Charles Schwab Corporation	1/15	$100.00	$102.00	2.00%
Common stock of CSX Corporation	1/15	$100.00	$103.00	3.00%
Common stock of T. Rowe Price Group, Inc.	1/15	$100.00	$106.00	6.00%
Common stock of UnitedHealth Group Incorporated	1/15	$100.00	$110.00	10.00%
Common stock of Centene Corporation	1/15	$100.00	$104.00	4.00%
Common stock of CVS Health Corporation	1/15	$100.00	$106.00	6.00%

Common stock of Norfolk Southern Corporation	1/15	$100.00	$107.00	7.00%
Common Stock of Southwest Airlines Co.	1/15	$100.00	$102.00	2.00%
Common Stock of Exelon Corporation	1/15	$100.00	$106.00	6.00%
Closing Level of the Basket:	100 × [1 + (6.00% × 1/15) + (5.00% × 1/15) + (3.00% × 1/15)
	+ (4.00% × 1/15) + (4.00% × 1/15) + (7.00% ×1/15) + (2.00% ×1/15) + (3.00% ×1/15) + (6.00% ×1/15) + (10.00% ×1/15) + (4.00% ×1/15) + (6.00% ×1/15) + (7.00% ×1/15) + (2.00% ×1/15) + (6.00% ×1/15)] = 105

A closing level of the Basket of 105 represents a 5% increase in the level of the Basket from the Initial Basket Value.

Example 2 — On the Final Valuation Date, each Underlying closes below its Initial Value.

Underlying	Basket Weight	Initial Value	Final Value	Underlying Return
Class A common stock of Comcast Corporation	1/15	$100.00	$90.00	-10.00%
Common stock of Dollar General Corporation	1/15	$100.00	$95.00	-5.00%
Common stock of The Home Depot, Inc.	1/15	$100.00	$87.00	-13.00%
Common stock of O’Reilly Automotive, INC.	1/15	$100.00	$86.00	-14.00%
Common shares of PulteGroup, Inc.	1/15	$100.00	$73.00	-27.00%
Class P common stock of Kinder Morgan, Inc.	1/15	$100.00	$85.00	-15.00%
Common stock of The Charles Schwab Corporation	1/15	$100.00	$80.00	-20.00%
Common stock of CSX Corporation	1/15	$100.00	$88.00	-12.00%
Common stock of T. Rowe Price Group, Inc.	1/15	$100.00	$84.00	-16.00%
Common stock of UnitedHealth Group Incorporated	1/15	$100.00	$90.00	-10.00%
Common stock of Centene Corporation	1/15	$100.00	$96.00	-4.00%
Common stock of CVS Health Corporation	1/15	$100.00	$84.00	-16.00%
Common stock of Norfolk Southern Corporation	1/15	$100.00	$68.00	-32.00%
Common Stock of Southwest Airlines Co.	1/15	$100.00	$80.00	-20.00%
Common Stock of Exelon Corporation	1/15	$100.00	$89.00	-11.00%
Closing Level of the Basket:

100 × [1 + (-10.00% × 1/15) + (-5.00% × 1/15) + (-13.00% × 1/15)
+ (-14.00% × 1/15) + (-27.00% × 1/15) + (-15.00% ×1/15) + (-20.00% ×1/15) + (-12.00% ×1/15) + (-16.00% ×1/15) + (-10.00% ×1/15) + (-4.00% ×1/15) +

(-16.00% ×1/15) + (-32.00% ×1/15) + (-20.00% ×1/15) + (-11.00% ×1/15)] = 85

A closing level of the Basket of 85 represents a 15% decline in the level of the Basket from the Initial Basket Value.

Example 3 — On the Final Valuation Date, nine Underlyings close below their Initial Values and six Underlyings close above their Initial Values.

Underlying	Basket Weight	Initial Value	Final Value	Underlying Return
Class A common stock of Comcast Corporation	1/15	$100.00	$95.00	-5.00%
Common stock of Dollar General Corporation	1/15	$100.00	$110.00	10.00%
Common stock of The Home Depot, Inc.	1/15	$100.00	$80.00	-20.00%
Common stock of O’Reilly Automotive, INC.	1/15	$100.00	$84.00	-16.00%
Common shares of PulteGroup, Inc.	1/15	$100.00	$103.00	3.00%
Class P common stock of Kinder Morgan, Inc.	1/15	$100.00	$105.00	5.00%
Common stock of The Charles Schwab Corporation	1/15	$100.00	$90.00	-10.00%
Common stock of CSX Corporation	1/15	$100.00	$120.00	20.00%
Common stock of T. Rowe Price Group, Inc.	1/15	$100.00	$85.00	-15.00%
Common stock of UnitedHealth Group Incorporated	1/15	$100.00	$93.00	-7.00%
Common stock of Centene Corporation	1/15	$100.00	$82.00	-18.00%
Common stock of CVS Health Corporation	1/15	$100.00	$89.00	-11.00%
Common stock of Norfolk Southern Corporation	1/15	$100.00	$78.00	-22.00%
Common Stock of Southwest Airlines Co.	1/15	$100.00	$104.00	4.00%
Common Stock of Exelon Corporation	1/15	$100.00	$107.00	7.00%
Closing Level of the Basket:

100 × [1 + (-5.00% × 1/15) + (10.00% × 1/15) + (-20.00% × 1/15)
+ (-16.00% × 1/15) + (3.00% × 1/15) + (5.00% ×1/15) + (-10.00% ×1/15) + (20.00% ×1/15) + (-15.00% ×1/15) + (-7.00% ×1/15) + (-18.00% ×1/15) +

(-11.00% ×1/15) + (-22.00% ×1/15) + (4.00% ×1/15) + (7.00% ×1/15)] = 95

A closing level of the Basket of 95.00 represents a 5% decline in the level of the Basket from the Initial Basket Value.

Example 4 — On the Final Valuation Date, seven Underlyings close below their Initial Values and eight Underlyings close above their Initial Values.

Underlying	Basket Weight	Initial Value	Final Value	Underlying Return
Class A common stock of Comcast Corporation	1/15	$100.00	$115.00	15.00%
Common stock of Dollar General Corporation	1/15	$100.00	$80.00	-20.00%
Common stock of The Home Depot, Inc.	1/15	$100.00	$125.00	25.00%
Common stock of O’Reilly Automotive, INC.	1/15	$100.00	$65.00	-35.00%
Common shares of PulteGroup, Inc.	1/15	$100.00	$113.00	13.00%
Class P common stock of Kinder Morgan, Inc.	1/15	$100.00	$130.00	30.00%
Common stock of The Charles Schwab Corporation	1/15	$100.00	$80.00	-20.00%
Common stock of CSX Corporation	1/15	$100.00	$50.00	-50.00%
Common stock of T. Rowe Price Group, Inc.	1/15	$100.00	$136.00	36.00%
Common stock of UnitedHealth Group Incorporated	1/15	$100.00	$86.00	-14.00%
Common stock of Centene Corporation	1/15	$100.00	$122.00	22.00%
Common stock of CVS Health Corporation	1/15	$100.00	$90.00	-10.00%
Common stock of Norfolk Southern Corporation	1/15	$100.00	$145.00	45.00%
Common Stock of Southwest Airlines Co.	1/15	$100.00	$95.00	-5.00%
Common Stock of Exelon Corporation	1/15	$100.00	$113.00	13.00%
Closing Level of the Basket:

100 × [1 + (15.00% × 1/15) + (-20.00% × 1/15) + (25.00% × 1/15)
+ (-35.00% × 1/15) + (13.00% × 1/15) + (30.00% ×1/15) + (-20.00% ×1/15) + (-50.00% ×1/15) + (36.00% ×1/15) + (-14.00% ×1/15) + (22.00% ×1/15) +

(-10.00% ×1/15) + (45.00% ×1/15) + (-5.00% ×1/15) + (13.00% ×1/15)] = 103

A closing level of the Basket of 103 represents a 3% increase in the level of the Basket from the Initial Basket Value.

The Basket

The following graph shows the daily hypothetical performance of the Basket from February 10, 2011 (the first day on which data for all of the Underlyings was published) through March 8, 2018, assuming that the closing level of the Basket on February 10, 2011 was 100 and that the Underlyings on those dates were weighted as specified in the “Indicative Terms” in this pricing supplement. The dotted line represents the Downside Threshold of 90.00, equal to 90% of the Initial Basket Value. The hypothetical historical daily Basket performance data in this graph was determined using the closing prices of one share of each Underlying reported by the Bloomberg Professional® service (“Bloomberg”) for those dates, without independent verification. The hypothetical historical performance of the Basket displayed below is a reflection of the aggregated historical performance of the Underlyings as described above.

Past performance of the Basket is not indicative of the future performance of the Basket. See “Key Risks — Risks Relating to the Securities Generally — Historical Performance of the Basket Should Not Be Taken as an Indication of the Future Performance of the Basket During the Term of the Securities.”

The Underlyings

Included on the following pages is a brief description of the issuers of the Underlyings. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low closing prices of one share of each Underlying.. Except as set forth below, this information given below is for the four calendar quarters in each of 2013, 2014, 2015, 2016 and 2017. Partial data is provided for the first calendar quarter of 2018. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of any Underlying as an indication of future performance.

Each of the Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically.  Information filed by the issuer of each Underlying with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the issuer of each Underlying under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.  We do not make any representation that these publicly available documents are accurate or complete.

Comcast Corporation

According to its publicly available filings with the SEC, Comcast Corporation, which we refer to as Comcast, is a global media and technology company with two primary businesses. The Class A common stock of Comcast, par value $0.01 per share (Bloomberg ticker: CMCSA), is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Comcast in the accompanying product supplement. Comcast’s SEC file number is 001-32871.

Historical Information Regarding the Class A Common Stock of Comcast

The following table sets forth the quarterly high and low closing prices of one share of the Class A common stock of Comcast, based on daily closing prices on the primary exchange for Comcast, as reported by Bloomberg. The closing price of one share of the Class A common stock of Comcast on March 8, 2018 was $36.88. The actual Initial Value will be the closing price of one share of the Class A common stock of Comcast on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the Class A common stock of Comcast has experienced significant fluctuations. The historical performance of the common stock of Class A Comcast should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the Class A common stock of Comcast during the term of the Securities. We cannot give you assurance that the performance of the Class A common stock of Comcast will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$20.99	$18.95	$20.99
4/1/2013	6/30/2013	$21.86	$19.46	$20.88
7/1/2013	9/30/2013	$22.92	$20.33	$22.56
10/1/2013	12/31/2013	$25.98	$22.17	$25.98
1/1/2014	3/31/2014	$27.62	$24.55	$25.02
4/1/2014	6/30/2014	$27.07	$23.98	$26.84
7/1/2014	9/30/2014	$28.62	$26.34	$26.89
10/1/2014	12/31/2014	$29.44	$24.80	$29.01
1/1/2015	3/31/2015	$30.29	$26.57	$28.24
4/1/2015	6/30/2015	$30.64	$28.14	$30.07
7/1/2015	9/30/2015	$32.25	$26.93	$28.44
10/1/2015	12/31/2015	$31.53	$28.20	$28.22
1/1/2016	3/31/2016	$30.54	$26.78	$30.54
4/1/2016	6/30/2016	$32.60	$30.13	$32.60
7/1/2016	9/30/2016	$33.96	$32.39	$33.17
10/1/2016	12/31/2016	$35.51	$30.33	$34.53
1/1/2017	3/31/2017	$38.30	$34.53	$37.59
4/1/2017	6/30/2017	$41.99	$37.14	$38.92
7/1/2017	9/30/2017	$41.90	$36.93	$38.48
10/1/2017	12/31/2017	$40.82	$35.15	$40.05
1/1/2018	3/8/2018*	$42.99	$36.12	$36.88

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the Class A common stock of Comcast from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the Class A common stock of Comcast is not indicative of its future performance.

Dollar General Corporation

According to its publicly available filings with the SEC, Dollar General Corporation, which we refer to as Dollar General, is a discount retailer that offers a selection of merchandise, including consumables, seasonal items, home products and apparel. The common stock of Dollar General, par value $0.875 per share (Bloomberg ticker: DG), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Dollar General in the accompanying product supplement. Dollar General’s SEC file number is 001-11421.

Historical Information Regarding the Common Stock of Dollar General

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Dollar General, based on daily closing prices on the primary exchange for Dollar General, as reported by Bloomberg. The closing price of one share of the common stock of Dollar General on March 8, 2018 was $86.05. The actual Initial Value will be the closing price of one share of the common stock of Dollar General on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Dollar General has experienced significant fluctuations. The historical performance of the common stock of Dollar General should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Dollar General during the term of the Securities. We cannot give you assurance that the performance of the common stock of Dollar General will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$52.22	$42.33	$50.58
4/1/2013	6/30/2013	$54.48	$48.64	$50.43
7/1/2013	9/30/2013	$58.49	$51.11	$56.46
10/1/2013	12/31/2013	$61.59	$56.29	$60.32
1/1/2014	3/31/2014	$62.87	$55.20	$55.48
4/1/2014	6/30/2014	$62.82	$53.50	$57.36
7/1/2014	9/30/2014	$64.48	$54.41	$61.11
10/1/2014	12/31/2014	$71.29	$58.47	$70.70
1/1/2015	3/31/2015	$75.78	$65.87	$75.38
4/1/2015	6/30/2015	$79.55	$72.59	$77.74
7/1/2015	9/30/2015	$81.18	$69.10	$72.44
10/1/2015	12/31/2015	$72.69	$60.02	$71.87
1/1/2016	3/31/2016	$86.18	$68.39	$85.60
4/1/2016	6/30/2016	$94.00	$79.71	$94.00
7/1/2016	9/30/2016	$96.71	$69.32	$69.99
10/1/2016	12/31/2016	$80.06	$66.97	$74.07
1/1/2017	3/31/2017	$77.86	$68.55	$69.73
4/1/2017	6/30/2017	$78.91	$68.35	$72.09
7/1/2017	9/30/2017	$81.05	$69.04	$81.05
10/1/2017	12/31/2017	$93.38	$79.18	$93.01
1/1/2018	3/8/2018*	$105.34	$86.05	$86.05

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of Dollar General from November 12, 2009 through March 8, 2018, based on information from Bloomberg, without independent verification. Dollar General commenced trading on the New York Stock Exchange on November 12, 2009 and therefore has limited performance history.

Past performance of the common stock of Dollar General is not indicative of its future performance.

The Home Depot, Inc.

According to its publicly available filings with the SEC, The Home Depot, Inc., which we refer to as Home Depot, is a home improvement retailer that sells an assortment of building materials, home improvement products and lawn and garden products and provides a number of services. The common stock of Home Depot, par value $0.05 per share (Bloomberg ticker: HD), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Home Depot in the accompanying product supplement. Home Depot’s SEC file number is 001-08207.

Historical Information Regarding the Common Stock of Home Depot

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Home Depot, based on daily closing prices on the primary exchange for Home Depot, as reported by Bloomberg. The closing price of one share of the common stock of Home Depot on March 8, 2018 was $177.94. The actual Initial Value will be the closing price of one share of the common stock of Home Depot on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Home Depot has experienced significant fluctuations. The historical performance of the common stock of Home Depot should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Home Depot during the term of the Securities. We cannot give you assurance that the performance of the common stock of Home Depot will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$71.37	$62.84	$69.78
4/1/2013	6/30/2013	$79.82	$69.67	$77.47
7/1/2013	9/30/2013	$80.54	$72.70	$75.85
10/1/2013	12/31/2013	$82.34	$74.14	$82.34
1/1/2014	3/31/2014	$82.91	$74.97	$79.13
4/1/2014	6/30/2014	$81.13	$75.70	$80.96
7/1/2014	9/30/2014	$93.50	$79.40	$91.74
10/1/2014	12/31/2014	$104.97	$87.85	$104.97
1/1/2015	3/31/2015	$117.49	$100.95	$113.61
4/1/2015	6/30/2015	$115.59	$106.98	$111.13
7/1/2015	9/30/2015	$122.80	$110.97	$115.49
10/1/2015	12/31/2015	$134.74	$117.03	$132.25
1/1/2016	3/31/2016	$133.43	$111.85	$133.43
4/1/2016	6/30/2016	$137.51	$124.67	$127.69
7/1/2016	9/30/2016	$138.77	$125.45	$128.68
10/1/2016	12/31/2016	$137.11	$119.89	$134.08
1/1/2017	3/31/2017	$149.60	$133.53	$146.83
4/1/2017	6/30/2017	$158.81	$145.91	$153.40
7/1/2017	9/30/2017	$163.56	$144.58	$163.56
10/1/2017	12/31/2017	$190.36	$162.71	$189.53
1/1/2018	3/8/2018*	$207.23	$177.94	$177.94

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of Dollar General from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of Home Depot is not indicative of its future performance.

O’Reilly Automotive, Inc.

According to its publicly available filings with the SEC, O’Reilly Automotive, Inc., which we refer to as O’Reilly, is a specialty retailer of automotive aftermarket parts, tools, supplies, equipment and accessories. The common stock of O’Reilly, par value $0.01 per share (Bloomberg ticker: ORLY), is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of O’Reilly in the accompanying product supplement. O’Reilly’s SEC file number is 000-21318.

Historical Information Regarding the Common Stock of O’Reilly

The following table sets forth the quarterly high and low closing prices of one share of the common stock of O’Reilly, based on daily closing prices on the primary exchange for O’Reilly, as reported by Bloomberg. The closing price of one share of the common stock of O’Reilly on March 8, 2018 was $242.34. The actual Initial Value will be the closing price of one share of the common stock of O’Reilly on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of O’Reilly has experienced significant fluctuations. The historical performance of the common stock of O’Reilly should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of O’Reilly during the term of the Securities. We cannot give you assurance that the performance of the common stock of O’Reilly will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$104.70	$87.74	$102.44
4/1/2013	6/30/2013	$113.09	$98.67	$112.62
7/1/2013	9/30/2013	$128.20	$113.91	$127.59
10/1/2013	12/31/2013	$135.19	$120.96	$128.71
1/1/2014	3/31/2014	$154.81	$128.76	$148.39
4/1/2014	6/30/2014	$153.37	$141.93	$150.60
7/1/2014	9/30/2014	$158.55	$145.88	$150.36
10/1/2014	12/31/2014	$195.48	$148.53	$192.62
1/1/2015	3/31/2015	$219.38	$179.96	$216.24
4/1/2015	6/30/2015	$232.41	$214.05	$225.98
7/1/2015	9/30/2015	$256.47	$230.82	$250.00
10/1/2015	12/31/2015	$276.26	$247.29	$253.42
1/1/2016	3/31/2016	$276.64	$232.16	$273.66
4/1/2016	6/30/2016	$277.82	$253.32	$271.10
7/1/2016	9/30/2016	$290.63	$271.33	$280.11
10/1/2016	12/31/2016	$285.53	$253.00	$278.41
1/1/2017	3/31/2017	$282.81	$254.35	$269.84
4/1/2017	6/30/2017	$269.28	$216.04	$218.74
7/1/2017	9/30/2017	$220.41	$172.85	$215.37
10/1/2017	12/31/2017	$251.07	$202.72	$240.54
1/1/2018	3/8/2018*	$275.93	$238.58	$242.34

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of O’Reilly from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of O’Reilly is not indicative of its future performance.

PulteGroup, Inc.

According to its publicly available filings with the SEC, PulteGroup, Inc., which we refer to as PulteGroup, engages primarily in the homebuilding business, which includes the acquisition and development of land primarily for residential purposes within the United States and the construction of housing on such land. PulteGroup also has mortgage banking operations and title operations. The common shares of PulteGroup, par value $0.01 per share (Bloomberg ticker: PHM), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of PulteGroup in the accompanying product supplement. PulteGroup’s SEC file number is 001-09804.

Historical Information Regarding the Common Shares of PulteGroup

The following table sets forth the quarterly high and low closing prices of one common share of PulteGroup, based on daily closing prices on the primary exchange for PulteGroup, as reported by Bloomberg. The closing price of one common share of PulteGroup on March 8, 2018 was $29.52. The actual Initial Value will be the closing price of one common share of PulteGroup on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common shares of PulteGroup has experienced significant fluctuations. The historical performance of the common shares of PulteGroup should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one common share of PulteGroup during the term of the Securities. We cannot give you assurance that the performance of the common shares of PulteGroup will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$21.67	$18.02	$20.24
4/1/2013	6/30/2013	$24.25	$17.54	$18.97
7/1/2013	9/30/2013	$20.39	$15.11	$16.50
10/1/2013	12/31/2013	$20.37	$15.54	$20.37
1/1/2014	3/31/2014	$21.29	$18.57	$19.19
4/1/2014	6/30/2014	$20.23	$18.16	$20.16
7/1/2014	9/30/2014	$20.50	$17.54	$17.66
10/1/2014	12/31/2014	$21.72	$16.66	$21.46
1/1/2015	3/31/2015	$23.24	$20.56	$22.23
4/1/2015	6/30/2015	$22.78	$18.85	$20.15
7/1/2015	9/30/2015	$22.02	$18.72	$18.87
10/1/2015	12/31/2015	$20.21	$17.18	$17.82
1/1/2016	3/31/2016	$18.71	$15.36	$18.71
4/1/2016	6/30/2016	$19.70	$17.21	$19.49
7/1/2016	9/30/2016	$22.11	$19.27	$20.04
10/1/2016	12/31/2016	$20.45	$18.01	$18.38
1/1/2017	3/31/2017	$23.83	$18.46	$23.55
4/1/2017	6/30/2017	$24.53	$22.15	$24.53
7/1/2017	9/30/2017	$27.33	$24.16	$27.33
10/1/2017	12/31/2017	$34.44	$26.85	$33.25
1/1/2018	3/8/2018*	$35.15	$28.07	$29.52

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common shares of PulteGroup from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common shares of PulteGroup is not indicative of its future performance.

Kinder Morgan, Inc.

According to its publicly available filings with the SEC, Kinder Morgan, Inc., which we refer to as Kinder Morgan, is an energy infrastructure company that owns an interest in or operates pipelines and terminals. Kinder Morgan's pipelines transport natural gas, refined petroleum products, crude oil, condensate and carbon dioxide (CO2) and other products and its terminals transload and store liquid commodities, including petroleum products, ethanol and chemicals and bulk products, including petroleum coke, steel and coal. The Class P common stock of Kinder Morgan, par value $0.01 per share (Bloomberg ticker: KMI), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Kinder Morgan in the accompanying product supplement. Kinder Morgan’s SEC file number is 001-35081.

Historical Information Regarding the Class P Common Stock of Kinder Morgan

The following table sets forth the quarterly high and low closing prices of one share of the Class P common stock of Kinder Morgan, based on daily closing prices on the primary exchange for Kinder Morgan, as reported by Bloomberg. The closing price of one share of the Class P common stock of Kinder Morgan on March 8, 2018 was $16.01. The actual Initial Value will be the closing price of one share of the Class P common stock of Kinder Morgan on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the Class P common stock of Kinder Morgan has experienced significant fluctuations. The historical performance of the Class P common stock of Kinder Morgan should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the Class P common stock of Kinder Morgan during the term of the Securities. We cannot give you assurance that the performance of the Class P common stock of Kinder Morgan will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$38.68	$36.11	$38.68
4/1/2013	6/30/2013	$41.09	$36.28	$38.15
7/1/2013	9/30/2013	$40.31	$34.72	$35.57
10/1/2013	12/31/2013	$36.49	$32.58	$36.00
1/1/2014	3/31/2014	$36.39	$30.96	$32.49
4/1/2014	6/30/2014	$36.26	$32.15	$36.26
7/1/2014	9/30/2014	$41.60	$35.37	$38.34
10/1/2014	12/31/2014	$43.01	$34.50	$42.31
1/1/2015	3/31/2015	$42.81	$39.77	$42.06
4/1/2015	6/30/2015	$44.57	$38.36	$38.39
7/1/2015	9/30/2015	$38.19	$26.16	$27.68
10/1/2015	12/31/2015	$32.68	$14.54	$14.92
1/1/2016	3/31/2016	$18.90	$12.01	$17.86
4/1/2016	6/30/2016	$19.16	$16.85	$18.72
7/1/2016	9/30/2016	$23.13	$18.29	$23.13
10/1/2016	12/31/2016	$23.01	$19.71	$20.71
1/1/2017	3/31/2017	$22.94	$20.94	$21.74
4/1/2017	6/30/2017	$21.75	$18.42	$19.16
7/1/2017	9/30/2017	$20.69	$18.40	$19.18
10/1/2017	12/31/2017	$19.10	$16.76	$18.07
1/1/2018	3/8/2018*	$19.63	$16.01	$16.01

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of Kinder Morgan from February 10, 2011 through March 8, 2018, based on information from Bloomberg, without independent verification. Kinder Morgan commenced trading on the New York Stock Exchange on February 10, 2011 and therefore has limited performance history.

Past performance of the Class P common stock of Kinder Morgan is not indicative of its future performance.

The Charles Schwab Corporation

According to its publicly available filings with the SEC, The Charles Schwab Corporation, which we refer to as Schwab, engages in wealth management, securities brokerage, banking, asset management, custody and financial advisory services. The common stock of Schwab, par value $0.01 per share (Bloomberg ticker: SCHW), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Schwab in the accompanying product supplement. Schwab’s SEC file number is 001-09700.

Historical Information Regarding the Common Stock of Schwab

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Schwab, based on daily closing prices on the primary exchange for Schwab, as reported by Bloomberg. The closing price of one share of the common stock of Schwab on March 8, 2018 was $55.91. The actual Initial Value will be the closing price of one share of the common stock of Schwab on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Schwab has experienced significant fluctuations. The historical performance of the common stock of Schwab should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Schwab during the term of the Securities. We cannot give you assurance that the performance of the common stock of Schwab will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$18.11	$15.05	$17.69
4/1/2013	6/30/2013	$21.23	$16.21	$21.23
7/1/2013	9/30/2013	$22.69	$20.74	$21.14
10/1/2013	12/31/2013	$26.00	$20.57	$26.00
1/1/2014	3/31/2014	$28.53	$23.65	$27.33
4/1/2014	6/30/2014	$27.90	$24.81	$26.93
7/1/2014	9/30/2014	$30.78	$26.90	$29.39
10/1/2014	12/31/2014	$30.67	$25.17	$30.19
1/1/2015	3/31/2015	$31.05	$25.96	$30.44
4/1/2015	6/30/2015	$33.53	$29.77	$32.65
7/1/2015	9/30/2015	$35.42	$27.28	$28.56
10/1/2015	12/31/2015	$34.51	$27.60	$32.93
1/1/2016	3/31/2016	$31.98	$22.22	$28.02
4/1/2016	6/30/2016	$30.84	$24.05	$25.31
7/1/2016	9/30/2016	$31.61	$24.34	$31.57
10/1/2016	12/31/2016	$40.47	$30.90	$39.47
1/1/2017	3/31/2017	$43.53	$39.17	$40.81
4/1/2017	6/30/2017	$43.01	$37.53	$42.96
7/1/2017	9/30/2017	$44.04	$38.11	$43.74
10/1/2017	12/31/2017	$52.28	$43.27	$51.37
1/1/2018	3/8/2018*	$56.09	$48.90	$55.91

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of Schwab from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of Schwab is not indicative of its future performance.

CSX Corporation

According to its publicly available filings with the SEC, CSX Corporation, which we refer to as CSX, is a transportation company that provides rail-based transportation services, including traditional rail service, the transport of intermodal containers and trailers, as well as other transportation services such as rail-to-truck transfers and bulk commodity operations. The common stock of CSX, par value $1.00 per share (Bloomberg ticker: CSX), is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of CSX in the accompanying product supplement. CSX’s SEC file number is 001-08022.

Historical Information Regarding the Common Stock of CSX

The following table sets forth the quarterly high and low closing prices of one share of the common stock of CSX, based on daily closing prices on the primary exchange for CSX, as reported by Bloomberg. The closing price of one share of the common stock of CSX on March 8, 2018 was $56.25. The actual Initial Value will be the closing price of one share of the common stock of CSX on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of CSX has experienced significant fluctuations. The historical performance of the common stock of CSX should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of CSX during the term of the Securities. We cannot give you assurance that the performance of the common stock of CSX will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$24.63	$20.17	$24.63
4/1/2013	6/30/2013	$26.14	$22.65	$23.19
7/1/2013	9/30/2013	$26.75	$23.03	$25.74
10/1/2013	12/31/2013	$28.77	$25.25	$28.77
1/1/2014	3/31/2014	$29.23	$26.02	$28.97
4/1/2014	6/30/2014	$31.00	$27.79	$30.81
7/1/2014	9/30/2014	$32.46	$29.27	$32.06
10/1/2014	12/31/2014	$37.91	$29.94	$36.23
1/1/2015	3/31/2015	$36.57	$33.12	$33.12
4/1/2015	6/30/2015	$37.46	$32.42	$32.65
7/1/2015	9/30/2015	$32.90	$25.31	$26.90
10/1/2015	12/31/2015	$29.89	$24.70	$25.95
1/1/2016	3/31/2016	$27.02	$21.97	$25.75
4/1/2016	6/30/2016	$27.83	$24.48	$26.08
7/1/2016	9/30/2016	$30.50	$25.67	$30.50
10/1/2016	12/31/2016	$37.27	$30.17	$35.93
1/1/2017	3/31/2017	$49.79	$35.89	$46.55
4/1/2017	6/30/2017	$54.59	$46.40	$54.56
7/1/2017	9/30/2017	$55.19	$48.14	$54.26
10/1/2017	12/31/2017	$57.69	$48.63	$55.01
1/1/2018	3/8/2018*	$59.26	$50.47	$56.25

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of CSX from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of CSX is not indicative of its future performance.

T. Rowe Price Group, Inc.

According to its publicly available filings with the SEC, T. Rowe Price Group, Inc., which we refer to as T. Rowe Price, is a financial services holding company that provides global investment management services through its subsidiaries to investors worldwide. The common stock of T. Rowe Price, par value $0.20 per share (Bloomberg ticker: TROW), is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of T. Rowe Price in the accompanying product supplement. T. Rowe Price’s SEC file number is 000-32191.

Historical Information Regarding the Common Stock of T. Rowe Price

The following table sets forth the quarterly high and low closing prices of one share of the common stock of T. Rowe Price, based on daily closing prices on the primary exchange for T. Rowe Price, as reported by Bloomberg. The closing price of one share of the common stock of T. Rowe Price on March 8, 2018 was $114.17. The actual Initial Value will be the closing price of one share of the common stock of T. Rowe Price on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of T. Rowe Price has experienced significant fluctuations. The historical performance of the common stock of T. Rowe Price should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of T. Rowe Price during the term of the Securities. We cannot give you assurance that the performance of the common stock of T. Rowe Price will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$75.56	$66.98	$74.87
4/1/2013	6/30/2013	$78.62	$70.56	$73.20
7/1/2013	9/30/2013	$80.01	$70.14	$71.93
10/1/2013	12/31/2013	$83.77	$70.98	$83.77
1/1/2014	3/31/2014	$83.92	$75.67	$82.35
4/1/2014	6/30/2014	$84.49	$77.25	$84.41
7/1/2014	9/30/2014	$85.63	$76.81	$78.40
10/1/2014	12/31/2014	$87.59	$73.94	$85.86
1/1/2015	3/31/2015	$85.76	$78.72	$80.98
4/1/2015	6/30/2015	$83.06	$77.47	$77.73
7/1/2015	9/30/2015	$79.51	$68.27	$69.50
10/1/2015	12/31/2015	$76.93	$68.59	$71.49
1/1/2016	3/31/2016	$73.90	$64.87	$73.46
4/1/2016	6/30/2016	$78.34	$67.62	$72.97
7/1/2016	9/30/2016	$74.65	$65.20	$66.50
10/1/2016	12/31/2016	$78.61	$63.21	$75.26
1/1/2017	3/31/2017	$76.97	$66.45	$68.15
4/1/2017	6/30/2017	$75.04	$68.20	$74.21
7/1/2017	9/30/2017	$90.65	$74.23	$90.65
10/1/2017	12/31/2017	$105.36	$90.68	$104.93
1/1/2018	3/8/2018*	$119.99	$101.99	$114.17

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of T. Rowe Price from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of T. Rowe Price is not indicative of its future performance.

UnitedHealth Group Incorporated

According to its publicly available filings with the SEC, UnitedHealth Group Incorporated, which we refer to as UnitedHealth Group, is a diversified health care company that provides health care benefits and operates a health services business. The common stock of UnitedHealth Group, par value $0.01 per share (Bloomberg ticker: UNH), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of UnitedHealth Group in the accompanying product supplement. UnitedHealth Group’s SEC file number is 001-10864.

Historical Information Regarding the Common Stock of UnitedHealth Group

The following table sets forth the quarterly high and low closing prices of one share of the common stock of UnitedHealth Group, based on daily closing prices on the primary exchange for UnitedHealth Group, as reported by Bloomberg. The closing price of one share of the common stock of UnitedHealth Group on March 8, 2018 was $224.73. The actual Initial Value will be the closing price of one share of the common stock of UnitedHealth Group on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of UnitedHealth Group has experienced significant fluctuations. The historical performance of the common stock of UnitedHealth Group should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of UnitedHealth Group during the term of the Securities. We cannot give you assurance that the performance of the common stock of UnitedHealth Group will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$57.77	$51.40	$57.21
4/1/2013	6/30/2013	$66.09	$58.54	$65.48
7/1/2013	9/30/2013	$75.18	$65.27	$71.61
10/1/2013	12/31/2013	$75.30	$66.94	$75.30
1/1/2014	3/31/2014	$81.99	$69.74	$81.99
4/1/2014	6/30/2014	$82.34	$74.95	$81.75
7/1/2014	9/30/2014	$88.56	$79.26	$86.25
10/1/2014	12/31/2014	$103.04	$82.16	$101.09
1/1/2015	3/31/2015	$121.00	$98.92	$118.29
4/1/2015	6/30/2015	$123.25	$111.40	$122.00
7/1/2015	9/30/2015	$125.86	$109.98	$116.01
10/1/2015	12/31/2015	$123.99	$110.63	$117.64
1/1/2016	3/31/2016	$129.83	$109.23	$128.90
4/1/2016	6/30/2016	$141.20	$125.68	$141.20
7/1/2016	9/30/2016	$143.69	$133.62	$140.00
10/1/2016	12/31/2016	$163.94	$133.92	$160.04
1/1/2017	3/31/2017	$171.78	$157.62	$164.01
4/1/2017	6/30/2017	$186.50	$164.96	$185.42
7/1/2017	9/30/2017	$199.75	$185.48	$195.85
10/1/2017	12/31/2017	$228.17	$192.52	$220.46
1/1/2018	3/8/2018*	$248.47	$216.46	$224.73

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of UnitedHealth Group from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of UnitedHealth Group is not indicative of its future performance.

Centene Corporation

According to its publicly available filings with the SEC, Centene Corporation, which we refer to as Centene, is a healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. The common stock of Centene, par value $0.001 per share (Bloomberg ticker: CNC), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Centene in the accompanying product supplement. Centene’s SEC file number is 001-31826.

Historical Information Regarding the Common Stock of Centene

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Centene, based on daily closing prices on the primary exchange for Centene, as reported by Bloomberg. The closing price of one share of the common stock of Centene on March 8, 2018 was $100.28. The actual Initial Value will be the closing price of one share of the common stock of Centene on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Centene has experienced significant fluctuations. The historical performance of the common stock of Centene should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Centene during the term of the Securities. We cannot give you assurance that the performance of the common stock of Centene will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$23.96	$20.46	$22.02
4/1/2013	6/30/2013	$26.23	$21.13	$26.23
7/1/2013	9/30/2013	$32.38	$26.27	$31.98
10/1/2013	12/31/2013	$33.19	$27.13	$29.48
1/1/2014	3/31/2014	$32.60	$29.11	$31.13
4/1/2014	6/30/2014	$38.47	$27.83	$37.81
7/1/2014	9/30/2014	$41.86	$35.69	$41.36
10/1/2014	12/31/2014	$53.58	$38.63	$51.93
1/1/2015	3/31/2015	$71.23	$52.08	$70.69
4/1/2015	6/30/2015	$81.48	$61.99	$80.40
7/1/2015	9/30/2015	$80.90	$52.66	$54.23
10/1/2015	12/31/2015	$66.74	$53.07	$65.81
1/1/2016	3/31/2016	$66.97	$53.72	$61.57
4/1/2016	6/30/2016	$71.37	$56.43	$71.37
7/1/2016	9/30/2016	$75.39	$65.30	$66.96
10/1/2016	12/31/2016	$66.80	$50.68	$56.51
1/1/2017	3/31/2017	$72.42	$58.31	$71.26
4/1/2017	6/30/2017	$84.15	$69.77	$79.88
7/1/2017	9/30/2017	$98.16	$79.42	$96.77
10/1/2017	12/31/2017	$103.02	$90.56	$100.88
1/1/2018	3/8/2018*	$111.59	$99.38	$100.28

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of Centene from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of Centene is not indicative of its future performance.

CVS Health Corporation

According to its publicly available filings with the SEC, CVS Health Corporation, which we refer to as CVS, is a pharmacy health care company. The common stock of CVS, par value $0.01 per share (Bloomberg ticker: CVS), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of CVS in the accompanying product supplement. CVS’s SEC file number is 001-01011.

Historical Information Regarding the Common Stock of CVS

The following table sets forth the quarterly high and low closing prices of one share of the common stock of CVS, based on daily closing prices on the primary exchange for CVS, as reported by Bloomberg. The closing price of one share of the common stock of CVS on March 8, 2018 was $68.36. The actual Initial Value will be the closing price of one share of the common stock of CVS on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of CVS has experienced significant fluctuations. The historical performance of the common stock of CVS should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of CVS during the term of the Securities. We cannot give you assurance that the performance of the common stock of CVS will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$55.30	$49.68	$54.99
4/1/2013	6/30/2013	$60.35	$54.13	$57.18
7/1/2013	9/30/2013	$62.17	$56.75	$56.75
10/1/2013	12/31/2013	$71.58	$56.64	$71.57
1/1/2014	3/31/2014	$75.30	$65.44	$74.86
4/1/2014	6/30/2014	$78.92	$72.58	$75.37
7/1/2014	9/30/2014	$82.24	$76.04	$79.59
10/1/2014	12/31/2014	$98.25	$78.81	$96.31
1/1/2015	3/31/2015	$104.56	$94.16	$103.21
4/1/2015	6/30/2015	$106.47	$98.74	$104.88
7/1/2015	9/30/2015	$113.45	$95.12	$96.48
10/1/2015	12/31/2015	$105.29	$91.56	$97.77
1/1/2016	3/31/2016	$104.05	$89.65	$103.73
4/1/2016	6/30/2016	$106.10	$93.21	$95.74
7/1/2016	9/30/2016	$98.06	$88.99	$88.99
10/1/2016	12/31/2016	$88.80	$73.53	$78.91
1/1/2017	3/31/2017	$83.92	$74.80	$78.50
4/1/2017	6/30/2017	$82.79	$75.95	$80.46
7/1/2017	9/30/2017	$83.31	$75.35	$81.32
10/1/2017	12/31/2017	$80.91	$66.80	$72.50
1/1/2018	3/8/2018*	$83.63	$67.15	$68.36

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of CVS from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of CVS is not indicative of its future performance.

Norfolk Southern Corporation

According to its publicly available filings with the SEC, Norfolk Southern Corporation, which we refer to as Norfolk Southern, is primarily engaged in the rail transportation of raw materials, intermediate products, and finished goods primarily in the Southeast, East, and Midwest and, via interchange with rail carriers, to and from the rest of the United Stated and also transports overseas freight through several Atlantic and Gulf Coast ports. The common stock of Norfolk Southern, par value $1.00 per share (Bloomberg ticker: NSC), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Norfolk Southern in the accompanying product supplement. Norfolk Southern’s SEC file number is 001-08339.

Historical Information Regarding the Common Stock of Norfolk Southern

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Norfolk Southern, based on daily closing prices on the primary exchange for Norfolk Southern, as reported by Bloomberg. The closing price of one share of the common stock of Norfolk Southern on March 8, 2018 was $140.44. The actual Initial Value will be the closing price of one share of the common stock of Norfolk Southern on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Norfolk Southern has experienced significant fluctuations. The historical performance of the common stock of Norfolk Southern should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Norfolk Southern during the term of the Securities. We cannot give you assurance that the performance of the common stock of Norfolk Southern will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$77.08	$63.29	$77.08
4/1/2013	6/30/2013	$80.36	$70.46	$72.65
7/1/2013	9/30/2013	$78.30	$71.66	$77.35
10/1/2013	12/31/2013	$92.87	$76.27	$92.83
1/1/2014	3/31/2014	$97.38	$87.76	$97.17
4/1/2014	6/30/2014	$104.41	$93.15	$103.03
7/1/2014	9/30/2014	$112.15	$100.00	$111.60
10/1/2014	12/31/2014	$117.20	$101.28	$109.61
1/1/2015	3/31/2015	$111.73	$101.07	$102.92
4/1/2015	6/30/2015	$106.35	$86.98	$87.36
7/1/2015	9/30/2015	$88.10	$72.44	$76.40
10/1/2015	12/31/2015	$97.56	$77.33	$84.59
1/1/2016	3/31/2016	$84.75	$66.60	$83.25
4/1/2016	6/30/2016	$93.23	$78.72	$85.13
7/1/2016	9/30/2016	$97.06	$83.90	$97.06
10/1/2016	12/31/2016	$110.69	$90.03	$108.07
1/1/2017	3/31/2017	$123.53	$106.99	$111.97
4/1/2017	6/30/2017	$124.50	$111.58	$121.70
7/1/2017	9/30/2017	$132.79	$112.48	$132.24
10/1/2017	12/31/2017	$145.91	$126.42	$144.90
1/1/2018	3/8/2018*	$154.34	$136.89	$140.44

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of Norfolk Southern from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of Norfolk Southern is not indicative of its future performance.

Southwest Airlines Co.

According to its publicly available filings with the SEC, Southwest Airlines Co., which we refer to as Southwest, is a passenger airline that provides scheduled air transportation in the United States and near-international markets. The common stock of Southwest, par value $1.00 per share (Bloomberg ticker: LUV), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Southwest in the accompanying product supplement. Southwest’s SEC file number is 001-07259.

Historical Information Regarding the Common Stock of Southwest

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Southwest, based on daily closing prices on the primary exchange for Southwest, as reported by Bloomberg. The closing price of one share of the common stock of Southwest on March 8, 2018 was $58.37. The actual Initial Value will be the closing price of one share of the common stock of Southwest on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Southwest has experienced significant fluctuations. The historical performance of the common stock of Southwest should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Southwest during the term of the Securities. We cannot give you assurance that the performance of the common stock of Southwest will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$13.48	$10.47	$13.48
4/1/2013	6/30/2013	$14.38	$12.54	$12.89
7/1/2013	9/30/2013	$14.70	$12.71	$14.56
10/1/2013	12/31/2013	$18.95	$14.67	$18.84
1/1/2014	3/31/2014	$23.98	$18.88	$23.61
4/1/2014	6/30/2014	$27.59	$22.51	$26.86
7/1/2014	9/30/2014	$35.23	$26.70	$33.77
10/1/2014	12/31/2014	$42.32	$28.88	$42.32
1/1/2015	3/31/2015	$46.99	$38.90	$44.30
4/1/2015	6/30/2015	$43.49	$33.09	$33.09
7/1/2015	9/30/2015	$40.45	$32.36	$38.04
10/1/2015	12/31/2015	$49.58	$38.00	$43.06
1/1/2016	3/31/2016	$44.99	$34.72	$44.80
4/1/2016	6/30/2016	$47.73	$36.76	$39.21
7/1/2016	9/30/2016	$43.18	$35.54	$38.89
10/1/2016	12/31/2016	$50.89	$38.40	$49.84
1/1/2017	3/31/2017	$58.88	$49.46	$53.76
4/1/2017	6/30/2017	$62.14	$53.07	$62.14
7/1/2017	9/30/2017	$64.24	$50.71	$55.98
10/1/2017	12/31/2017	$66.09	$53.25	$65.45
1/1/2018	3/8/2018*	$66.29	$55.50	$58.37

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of Southwest from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common stock of Southwest is not indicative of its future performance.

Exelon Corporation

According to its publicly available filings with the SEC, Exelon Corporation, which we refer to as Exelon, is a utility services holding company engaged in the energy generation business and the energy delivery business. The common stock of Exelon, no par value (Bloomberg ticker: EXC), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Exelon in the accompanying product supplement. Exelon’s SEC file number is 001-16169.

Historical Information Regarding the Common Stock of Exelon

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Exelon, based on daily closing prices on the primary exchange for Exelon, as reported by Bloomberg. The closing price of one share of the common stock of Exelon on March 8, 2018 was $37.45. The actual Initial Value will be the closing price of one share of the common stock of Exelon on the Trade Date. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of the common stock of Exelon has experienced significant fluctuations. The historical performance of the common stock of Exelon should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Exelon during the term of the Securities. We cannot give you assurance that the performance of the common stock of Exelon will result in the return of any of your principal amount.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Close
1/1/2013	3/31/2013	$34.48	$29.24	$34.48
4/1/2013	6/30/2013	$37.78	$29.90	$30.88
7/1/2013	9/30/2013	$32.31	$29.64	$29.64
10/1/2013	12/31/2013	$30.34	$26.90	$27.39
1/1/2014	3/31/2014	$33.56	$26.62	$33.56
4/1/2014	6/30/2014	$37.46	$33.49	$36.48
7/1/2014	9/30/2014	$35.70	$31.01	$34.09
10/1/2014	12/31/2014	$38.63	$33.93	$37.08
1/1/2015	3/31/2015	$37.99	$31.83	$33.61
4/1/2015	6/30/2015	$34.81	$31.42	$31.42
7/1/2015	9/30/2015	$34.18	$28.46	$29.70
10/1/2015	12/31/2015	$31.03	$25.46	$27.77
1/1/2016	3/31/2016	$35.86	$26.78	$35.86
4/1/2016	6/30/2016	$36.36	$33.36	$36.36
7/1/2016	9/30/2016	$37.50	$33.05	$33.29
10/1/2016	12/31/2016	$35.75	$30.00	$35.49
1/1/2017	3/31/2017	$37.18	$34.85	$35.98
4/1/2017	6/30/2017	$37.21	$33.50	$36.07
7/1/2017	9/30/2017	$38.55	$35.52	$37.67
10/1/2017	12/31/2017	$42.39	$37.84	$39.41
1/1/2018	3/8/2018*	$39.59	$35.98	$37.45

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2018 through March 8, 2018. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2018.

The graph below illustrates the daily performance of the common stock of Exelon from January 2, 2008 through March 8, 2018, based on information from Bloomberg, without independent verification.

Past performance of the common Stock of Exelon is not indicative of its future performance.

Supplemental Plan of Distribution

We and JPMorgan Chase & Co. have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We will agree that UBS may sell all or a part of the Securities that it purchases from us to the public or its affiliates at the price to public indicated on the cover hereof.

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” in this pricing supplement and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the Securities will be made against payment for the Securities on or about the Original Issue Date set forth on the front cover of this pricing supplement, which will be the fourth business day following the Trade Date of the Securities (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”).  For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”).  Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or Securities the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Estimated Value of the Securities

The estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. The estimated value of the Securities does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Securities is based on, among other things, our and our affiliates’ view of the funding values of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Is Derived by

Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the Securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the Securities will be lower than the original issue price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions paid to UBS, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the Securities, see “Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors” in this pricing supplement. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be up to seven months. The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by our affiliates. See “Key Risks — Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities. See “Hypothetical Examples and Return Table” and “Hypothetical Examples of Calculations of the Closing Levels of the Basket” in this pricing supplement for an illustration of the risk-return profile of the Securities and “The Basket” and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the Securities.

The original issue price of the Securities is equal to the estimated value of the Securities plus the selling commissions paid to UBS, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities, plus the estimated cost of hedging our obligations under the Securities.